Exhibit 1.01

ANALOGIC CORPORATION

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD FROM

JANUARY 1 TO DECEMBER 31, 2015

Introduction

This Conflict Minerals Report of Analogic Corporation (which we refer to as we, us, Analogic, or the Company) is filed pursuant to Rule 13p-1 (which we refer to as the rule) promulgated under the Securities Exchange Act of 1934 for the reporting period from January 1, 2015 to December 31, 2015.

The rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which tin, tantalum, tungsten or gold (which we refer to as conflict minerals) are necessary to the functionality or the production of the company’s products (which we refer to as the necessary conflict minerals).

Products Covered by this Report

This report relates to products (i) for which conflict minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which manufacture was completed during calendar year 2015.

We evaluated our product lines to identify the covered products. We also evaluated our purchased material categories to identify those purchased items that contain, or are reasonably likely to contain, conflict minerals.

These products (which we refer to as the covered products) consist of products in the areas of medical imaging, medical ultrasound, security technology, and motion control. Our medical imaging products comprise systems and subsystems used in computed tomography (“CT”), magnetic resonance imaging (“MRI”), and digital mammography. Our ultrasound products comprise medical ultrasound systems and probes. Our security technology products comprise threat detection systems for use in aviation security. Our motion control products comprise drives and controllers deployed in semiconductor, life sciences, automotive assembly, and other industries.

Our Reasonable Country of Origin Inquiry

We conducted a reasonable country of origin inquiry (RCOI) regarding the conflict minerals in our products to determine whether any of our necessary conflict minerals originated in the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (which we refer to as the covered countries) and whether any of the conflict minerals were from recycled or scrap sources.

As part of our RCOI, we surveyed our principal suppliers of conflict minerals in covered products using the Electronic Industry Citizenship Coalition (EICC) GESI Conflict Minerals reporting template. The survey was facilitated through an Analogic web page dedicated to the solicitation and collection of the relevant information. We engaged in follow up communications with those suppliers who did not respond to the survey or who provided information that we believed to be incomplete. We then reviewed the survey responses to identify the facilities used to process, and the countries of origin of, the covered products. At the end of this process, the Company had received a response rate of reasonably acceptable and complete surveys from over 75% of its suppliers surveyed, compared to over 40% of suppliers surveyed the prior year.

We believe the inquiry was reasonably designed to determine whether any of our necessary conflict minerals originated in a covered country. Annex A lists the smelters and refiners identified by our suppliers and Annex B lists the countries of origin identified by our suppliers.

Due Diligence Process

We conducted due diligence on the source and chain of custody of the conflict minerals in our products, and are reporting on the results of that due diligence in this Conflict Minerals Report.

Design of Due Diligence

Our due diligence measures were designed to conform to the Organisation for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas, Second Edition (2013), including the related supplements on gold, tungsten, and tantalum (which we refer to as the OECD guidance), in all material respects.

Our Conflict Minerals program followed the following five-step framework described in the OECD guidance, including, as applicable, with regard to our due diligence process:

•	Step 1 – Establish strong management systems;

•	Step 2 – Assess risk in the supply chain;

•	Step 3 – Design and implement a strategy to respond to identified risk;

•	Step 4 – Carry out independent third-party audit of supply chain; and

•	Step 5 – Report on supply chain due diligence.

Due Diligence Performed

Step 1 – Establish strong management systems

In connection with our due diligence efforts, we established a management team that includes subject matter experts from relevant functions including operations, regulatory, finance and legal that is responsible for implementing our conflict minerals compliance strategy. Senior management was briefed on the results of our due diligence efforts on a regular basis. We also established a corporate policy emphasizing our commitment to compliance with the rule, including our intention to conduct a reasonable country of origin inquiry and due diligence as required by the rule. This corporate policy is available at our website, www.analogic.com/compliance. Finally, we also maintain a mechanism through which concerns and questions about our conflict minerals policy and use (and other compliance concerns) may be raised. Such questions and concerns may be directed to +1 770-810-1147.

Step 2 – Assess risk in the supply chain

We do not purchase conflict minerals directly from mines, smelters or refiners. We must therefore rely on our suppliers to provide information regarding the origin of conflict minerals that are included in the covered products. We surveyed our principal suppliers of materials that include conflict minerals using the Electronic Industry Citizenship Coalition (EICC) GESI Conflict Minerals reporting template. The survey was facilitated through an Analogic web page dedicated to the solicitation and collection of the relevant information. We engaged in follow up communications with those suppliers who did not respond to the survey or who provided information that we believed to be incomplete.

We then reviewed the survey responses to identify the facilities used to process, and countries of origin of, the covered products, and compared the smelter lists against the Conflict Free Sourcing Initiative (CFSI) Conflict-Free Smelter Program (the CFSP) list of validated smelters.

Step 3 – Design and implement a strategy to respond to identified risk

The design of our due diligence process conforms to Step 3 of the OECD guidance as applicable to our circumstances and position in the supply chain as a “downstream” company with little to no direct influence on smelters/refiners. To the extent that we can influence our direct suppliers to provide minerals from conflict-free smelters or refiners, we seek to do so.

Step 4 – Carry out independent third-party audit of supply chain

We do not have direct relationships with smelters or refiners and, accordingly, we do not perform direct audits of these entities in our supply chain. Rather, we rely on the efforts of industry associations that administer independent third-party smelter and refiner audit programs. In this regard, we relied on the CSFP listing of conflict-free compliant sources.

Step 5 - Report on supply chain due diligence

We have prepared and filed a Form SD and this Conflict Minerals Report, and posted the required content on our website at www.analogic.com/compliance.

Due Diligence Determination

After conducting the due diligence described above, we have been unable to determine whether our necessary conflict minerals finance or otherwise benefit armed groups in the covered countries, as defined in the rule.

Our efforts to determine the mine or location of origin of the necessary conflict minerals consisted of the due diligence measures described above in this report. Based on the information provided by our suppliers, we determined that some, but not all, of the smelters that processed the necessary conflict minerals were included in the CFSI CFSP listing of conflict-free compliant sources.

We surveyed all of our principal suppliers of covered products and received responses from over 75% of suppliers surveyed, identifying approximately 360 smelters or refiners (after elimination of duplicates) processing conflict minerals, of which approximately 216 have been designated conflict-free by the CFSI. Annex A lists these smelters and refiners. In addition, Annex B lists the countries of origin identified by our suppliers. Some suppliers did not respond to our survey request, and some returned incomplete responses. In addition, some of those suppliers that responded to our survey returned company-level rather than product-level information. Some of our suppliers indicated that the smelters used to process, or the country of origin of, the conflict minerals contained in products supplied by them are currently undetermined pending the receipt of additional information from their suppliers. Therefore, we are unable to identify with certainty all of the smelters used to process, or all of the countries of origin of, the necessary conflict minerals.

Efforts to Mitigate Risk

The Company has taken, or expects to take in reporting year 2016, the following steps, to mitigate the risk that the necessary conflict minerals contained in the Company’s products finance or benefit armed groups in the covered countries:

1)	Continuing to engage with our suppliers to obtain current, accurate and complete information about the supply chain relevant to necessary conflict minerals.

2)	Strongly encouraging our direct suppliers to implement responsible sourcing and to have them encourage smelters and refiners to obtain a “conflict-free” designation from an independent, third-party auditor; and

3)	Engaging in industry initiatives encouraging “conflict-free” supply chains.

This Conflict Minerals Report contains forward-looking statements relating to actions that we may take in the future. The forward-looking statements included in this report release represent Analogic management’s views and expectations as of the date of this report. Analogic anticipates that subsequent events and developments may cause its views and expectations to change. Although Analogic may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Analogic’s views and expectations as of any date subsequent to the date of this report.

Annex A

Subject Mineral	Smelter or Refiner Facility Name	Country Location of Smelter or Refiner	Compliance (per CFSI)
Gold	Advanced Chemical Company	UNITED STATES	Unknown
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	Unknown
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Unknown
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Compliant
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Compliant
Gold	Argor-Heraeus SA	SWITZERLAND	Compliant
Gold	Asahi Pretec Corporation	JAPAN	Compliant
Gold	Asahi Refining Canada Limited	CANADA	Compliant
Gold	Asahi Refining USA Inc.	UNITED STATES	Compliant
Gold	Asaka Riken Co., Ltd.	JAPAN	Compliant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Compliant
Gold	Aurubis AG	GERMANY	Compliant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	Bauer Walser AG	GERMANY	Unknown
Gold	Boliden AB	SWEDEN	Compliant
Gold	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	Caridad	MEXICO	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Compliant
Gold	Cendres + Métaux SA	SWITZERLAND	Unknown
Gold	Chimet S.p.A.	ITALY	Compliant
Gold	China Gold Deal Investment Co., Ltd.	CHINA	Unknown
Gold	China National Gold Group Corporation	CHINA	Unknown
Gold	Chugai Mining	JAPAN	Unknown
Gold	Colt Refining	UNITED STATES	Unknown
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	DaeryongENC	KOREA, REPUBLIC OF	Unknown
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Compliant
Gold	DODUCO GmbH	GERMANY	Compliant
Gold	Dowa	JAPAN	Compliant
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Unknown
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Gold	Elemetal Refining, LLC	UNITED STATES	Compliant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	Unknown
Gold	Faggi Enrico S.p.A.	ITALY	Unknown
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Unknown
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Unknown
Gold	Geib Refining Corporation	UNITED STATES	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Unknown
Gold	Harmony Gold Mining Company Limited	SOUTH AFRICA	Unknown
Gold	Heimerle + Meule GmbH	GERMANY	Compliant

Gold	Heraeus Ltd. Hong Kong	CHINA	Compliant
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Gold	Heraeus Precious Metals North America (HPMN)	UNITED STATES	Unknown
Gold	Hishikari Gold Mine (Isa)	JAPAN	Unknown
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	Unknown
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Compliant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	Istanbul Gold Refinery	TURKEY	Compliant
Gold	Japan Mint	JAPAN	Compliant
Gold	Jiangxi Copper Company Limited	CHINA	Compliant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Compliant
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Unknown
Gold	Kazzinc	KAZAKHSTAN	Compliant
Gold	Kennecott Utah Copper LLC	UNITED STATES	Compliant
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF	Unknown
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Compliant
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	Compliant
Gold	Lingbao Gold Company Limited	CHINA	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Unknown
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Compliant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Unknown
Gold	Materion	UNITED STATES	Compliant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA	Unknown
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Compliant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Unknown
Gold	Metalor Technologies SA	SWITZERLAND	Compliant
Gold	Metalor USA Refining Corporation	UNITED STATES	Compliant
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Compliant
Gold	Mitsubishi Materials Corporation	JAPAN	Compliant
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
Gold	Morris and Watson	NEW ZEALAND	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Compliant
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Compliant
Gold	Nihon Material Co., Ltd.	JAPAN	Compliant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Unknown
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	RUSSIAN FEDERATION	Compliant

Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	Compliant
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Compliant
Gold	PAMP SA	SWITZERLAND	Compliant
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Unknown
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Compliant
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Gold	PX Précinox SA	SWITZERLAND	Compliant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Gold	Republic Metals Corporation	UNITED STATES	Compliant
Gold	Royal Canadian Mint	CANADA	Compliant
Gold	Sabin Metal Corp.	UNITED STATES	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Unknown
Gold	SAMWON METALS Corp.	KOREA, REPUBLIC OF	Unknown
Gold	SANMENXIA HENGSHENG SCIENCE AND TECHNOLOGY R&D CO.,LTD	CHINA	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Unknown
Gold	Schone Edelmetaal B.V.	NETHERLANDS	Compliant
Gold	SEMPSA Joyerĺa Platerĺa SA	SPAIN	Compliant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	Shandong zhongkuang group co., LTD	CHINA	Unknown
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
Gold	Singway Technology Co., Ltd.	TAIWAN	Compliant
Gold	So Accurate Group, Inc.	UNITED STATES	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Compliant
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Compliant
Gold	Sudan Gold Refinery	SUDAN	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Gold	Super Dragon Technology Co., Ltd.	TAIWAN	Unknown
Gold	Suzhou Xingrui Noble metal material co.ltd	CHINA	Unknown
Gold	T.C.A S.p.A	ITALY	Unknown
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Gold	The Great Wall Gold and Silver Refinery of China	CHINA	Unknown
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Compliant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Compliant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	Unknown
Gold	Umicore Brasil Ltda.	BRAZIL	Compliant
Gold	Umicore Precious Metal Refining	UNITED STATES	Unknown
Gold	Umicore Precious Metals Thailand	THAILAND	Compliant
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Compliant
Gold	Valcambi SA	SWITZERLAND	Compliant
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Compliant
Gold	WIELAND Edelmetalle GmbH	GERMANY	Unknown
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN	Compliant
Gold	Yokohama Metal Co., Ltd.	JAPAN	Unknown
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant

Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Compliant
Tantalum	Avon Specialty Metals Ltd	UNITED KINGDOM	Unknown
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Compliant
Tantalum	D Block Metals, LLC	UNITED STATES	Compliant
Tantalum	Duoluoshan	CHINA	Compliant
Tantalum	Exotech Inc.	UNITED STATES	Compliant
Tantalum	F&X Electro-Materials Ltd.	CHINA	Compliant
Tantalum	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	Gannon & Scott	UNITED STATES	Unknown
Tantalum	Global Advanced Metals Aizu	JAPAN	Compliant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Compliant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	Compliant
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Compliant
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Compliant
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	H.C. Starck Inc.	UNITED STATES	Compliant
Tantalum	H.C. Starck Ltd.	JAPAN	Compliant
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Compliant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Compliant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Compliant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	KEMET Blue Metals	MEXICO	Compliant
Tantalum	KEMET Blue Powder	UNITED STATES	Compliant
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Compliant
Tantalum	LSM Brasil S.A.	BRAZIL	Compliant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tantalum	Mineração Taboca S.A.	BRAZIL	Compliant
Tantalum	Mitsui Mining & Smelting	JAPAN	Compliant
Tantalum	Molycorp Silmet A.S.	ESTONIA	Compliant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tantalum	Phoenix Metal Ltd	RWANDA	Unknown
Tantalum	Plansee SE Liezen	AUSTRIA	Compliant
Tantalum	Plansee SE Reutte	AUSTRIA	Compliant
Tantalum	QuantumClean	UNITED STATES	Compliant
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Compliant
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA	Unknown
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
Tantalum	Taki Chemicals	JAPAN	Compliant
Tantalum	Tantalite Resources	SOUTH AFRICA	Unknown
Tantalum	Telex Metals	UNITED STATES	Compliant
Tantalum	Tranzact, Inc.	UNITED STATES	Compliant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant

Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Compliant
Tantalum	Zhuzhou Cemented Carbide	CHINA	Compliant
Tin	Alpha	UNITED STATES	Compliant
Tin	Alpha	KOREA, REPUBLIC OF	Unknown
Tin	Alpha Metals (Taiwan) Inc.	TAIWAN	Unknown
Tin	An Thai Minerals Company Limited	VIET NAM	Unknown
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Unknown
Tin	BALVER ZINN Josef Jost GmbH & Co. KG	GERMANY	Unknown
Tin	Best Metais e Soldas SA	BRAZIL	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA	Unknown
Tin	China Minmetals Corporation	CHINA	Unknown
Tin	China Tin Group Co., Ltd.	CHINA	Unknown
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Unknown
Tin	Cooper Santa	BRAZIL	Unknown
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Compliant
Tin	CV Ayi Jaya	INDONESIA	Compliant
Tin	CV DS Jaya Abadi	INDONESIA	Unknown
Tin	CV Dua Sekawan	INDONESIA	Unknown
Tin	CV Gita Pesona	INDONESIA	Compliant
Tin	CV Makmur Jaya	INDONESIA	Compliant
Tin	CV Serumpun Sebalai	INDONESIA	Compliant
Tin	CV Tiga Sekawan	INDONESIA	Unknown
Tin	CV United Smelting	INDONESIA	Compliant
Tin	CV Venus Inti Perkasa	INDONESIA	Compliant
Tin	Dowa	JAPAN	Compliant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Unknown
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Compliant
Tin	EM Vinto	BOLIVIA	Compliant
Tin	Estanho de Rondônia S.A.	BRAZIL	Unknown
Tin	Feinhütte Halsbrücke GmbH	GERMANY	Unknown
Tin	Fenix Metals	POLAND	Compliant
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	Unknown
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Unknown
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Unknown
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Unknown
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Unknown
Tin	Heraeus Group	GERMANY	Unknown
Tin	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Unknown
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Unknown
Tin	Hunan Xianghualing Tin Co. ltd	CHINA	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Compliant
Tin	Jiangxi Nanshan	CHINA	Unknown
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	Unknown
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
Tin	Melt Metais e Ligas S/A	BRAZIL	Compliant
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA	Unknown

Tin	Metallic Resources, Inc.	UNITED STATES	Compliant
Tin	Metallo-Chimique N.V.	BELGIUM	Compliant
Tin	Metallum Metal Trading Company	SWITZERLAND	Unknown
Tin	Mineração Taboca S.A.	BRAZIL	Compliant
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA	Unknown
Tin	Minsur	PERU	Compliant
Tin	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	Momentive	UNITED STATES	Unknown
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Unknown
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	OMSA	BOLIVIA	Unknown
Tin	Operaciones Metalurgical S.A.	BOLIVIA	Compliant
Tin	Phoenix Metal Ltd.	RWANDA	Unknown
Tin	PT Alam Lestari Kencana	INDONESIA	Unknown
Tin	PT Aries Kencana Sejahtera	INDONESIA	Compliant
Tin	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tin	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	PT Babel Surya Alam Lestari	INDONESIA	Compliant
Tin	PT Bangka Prima Tin	INDONESIA	Compliant
Tin	PT Bangka Putra Karya	INDONESIA	Compliant
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	Unknown
Tin	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	PT Belitung Industri Sejahtera	INDONESIA	Compliant
Tin	PT BilliTin Makmur Lestari	INDONESIA	Compliant
Tin	PT Bukit Timah	INDONESIA	Compliant
Tin	PT Cipta Persada Mulia	INDONESIA	Compliant
Tin	PT Donna Kembara Jaya	INDONESIA	Unknown
Tin	PT DS Jaya Abadi	INDONESIA	Compliant
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Compliant
Tin	PT Fang Di MulTindo	INDONESIA	Unknown
Tin	PT HANJAYA PERKASA METALS	INDONESIA	Unknown
Tin	PT HP Metals Indonesia	INDONESIA	Unknown
Tin	PT Inti Stania Prima	INDONESIA	Compliant
Tin	PT Justindo	INDONESIA	Compliant
Tin	PT Karimun Mining	INDONESIA	Unknown
Tin	PT Kijang Jaya Mandiri	INDONESIA	Unknown
Tin	PT Koba Tin	INDONESIA	Unknown
Tin	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	PT Panca Mega Persada	INDONESIA	Compliant
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	Unknown
Tin	PT Prima Timah Utama	INDONESIA	Compliant
Tin	PT Rajwa International	INDONESIA	Unknown
Tin	PT REFINED BANGKA TIN	INDONESIA	Compliant
Tin	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	PT Seirama Tin investment	INDONESIA	Unknown
Tin	PT Singkep Times Utama	INDONESIA	Unknown

Tin	PT Stanindo Inti Perkasa	INDONESIA	Compliant
Tin	PT Sukses Inti Makmur	INDONESIA	Unknown
Tin	PT Sumber Jaya Indah	INDONESIA	Compliant
Tin	PT Supra Sukses Trinusa	INDONESIA	Unknown
Tin	PT Tambang Timah	INDONESIA	Unknown
Tin	PT Timah	INDONESIA	Unknown
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	Compliant
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	Compliant
Tin	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	PT Tirus Putra Mandiri	INDONESIA	Unknown
Tin	PT Tommy Utama	INDONESIA	Compliant
Tin	PT Wahana Perkit Jaya	INDONESIA	Compliant
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Compliant
Tin	Rui Da Hung	TAIWAN	Compliant
Tin	Soft Metais Ltda.	BRAZIL	Compliant
Tin	Thaisarco	THAILAND	Unknown
Tin	TONGDING METALLIC MATERIAL CO.LTD	CHINA	Unknown
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Unknown
Tin	Umicore AG & Co KG	GERMANY	Unknown
Tin	Umicore Group	GERMANY	Unknown
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Compliant
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Compliant
Tin	Yifeng Tin Industry (Chenzhou) Co Ltd	CHINA	Unknown
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tin	Yunnan Tin Company Limited	CHINA	Unknown
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	Unknown
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Compliant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Compliant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	Unknown
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Unknown
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Compliant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	H.C. Starck GmbH	GERMANY	Compliant
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Compliant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Unknown
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	Unknown
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Compliant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Unknown

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Unknown
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Unknown
Tungsten	Kennametal Fallon	UNITED STATES	Unknown
Tungsten	Kennametal Huntsville	UNITED STATES	Compliant
Tungsten	Luoyang Mudu Tungsten & Molybdenum Technology Co., Ltd.	CHINA	Unknown
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Niagara Refining LLC	UNITED STATES	Compliant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Compliant
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	Unknown
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	Unknown
Tungsten	Sumitomo Group	CHINA	Unknown
Tungsten	Sumitomo Metal Mining Co., Ltd.	CHINA	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Compliant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Compliant
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Compliant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant

Annex B

Australia

Belarus

Belgium

Bolivia

Brazil

Burundi

Canada

Chile

China

Cote d’Ivorie

Democratic Republic of the Congo

Ethiopia

Germany

India

Indonesia

Japan

Kazakhstan

Malaysia

Mexico

Mozambique

Nambia

Nigeria

Peru

Philippines

Poland

Portugal

Russia

Rwanda

Sierra Leone

South Africa

Spain

Switzerland

Taiwan

Thailand

United States

Vietnam

Zimbabwe